Ex-10.36

AMENDMENT No. 3 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED

          The Profit Sharing Plan of Quest Diagnostics Incorporated, whose predecessor was originally effective October 1, 1973, as presently maintained under an amendment and restatement made effective as of January 1, 2007, and as amended from time to time thereafter, is hereby further amended, generally effective as of January 1, 2003, except as specifically stated herein, in the following respects:

          1. A new paragraph is added at the end of the “Introduction” as follows:

          “Certain bona fide residents of Puerto Rico who were Employees of Quest Diagnostics of Puerto Rico, Inc. (“the Puerto Rico Participants”) for a short period participated in the Plan. However, effective August 15, 1999, the Puerto Rico Participants were no longer considered to be Employees, thus becoming ineligible to participate in the Plan for purposes of any contributions, including but not limited to Employee Pre-Tax Contributions, Employer Matching Contributions and Discretionary Contributions. The Puerto Rico Participants, however, have accrued vested benefits in their Individual Accounts under the Plan. On or before December 31, 2010, the entire value of the Individual Accounts of the Puerto Rico Participants shall be transferred, as permitted by the provisions of IRS Revenue Ruling 2008-40, to the Quest Diagnostics Puerto Rico Defined Contribution Plan, which is exempt from taxation under Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994, as amended, and pursuant to Section 1022(i)(1) of ERISA, deemed qualified under Section 501(a) of the United States Internal Revenue Code of 1986, as amended.”

          2. Appendix D is added to the Plan, as follows in the attached Appendix D, in order for the Plan to comply with the qualification requirements of Section 1165(a) of the Puerto Rico Internal Revenue Code of 1994 with respect to Puerto Rico Participants, although since January 1, 2003 in operation the Plan has complied with the PR Code requirements.

          3. In all other respects, the Plan shall remain unchanged by this Amendment.

1

          As evidence of its adoption, Quest Diagnostics Incorporated has caused this instrument to be signed by its authorized officer this 19th day of November, 2010, generally effective as of January 1, 2003, except as specifically stated herein.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ David W. Norgard

Title: Vice President

2

APPENDIX D

PROVISIONS APPLICABLE TO BONA FIDE RESIDENTS OF PUERTO RICO

          This Appendix D (the “PR Appendix”) to the Plan pertains exclusively to PR Participants, as defined below.

          A. Purpose

          The purpose of this PR Appendix is to comply with the qualification requirements of Section 1165(a) of the PR Code, as defined below.

          B. Definitions

1. Deferral Compensation

          Deferral Compensation is as defined in the Plan, provided that the Deferral Compensation of a PR Participant taken into account under the Plan for a Plan Year shall not exceed $200,000, as adjusted for cost of living increases.

The following rules apply for purposes of this definition:

a. Any pre-tax contributions of a PR Participant to a deferred compensation plan under Section 1165(e) of the PR Code shall be included in Deferral Compensation.

b. Any benefits paid under this or any other deferred compensation plan or any qualified retirement plan shall be excluded from Deferral Compensation.

2. Highly Compensated Puerto Rico Employee (“HCPRE”)

          A HCPRE is a PR Participant who is more highly compensated than two-thirds of all other PR Participants, taking into account only compensation considered in applying and/or meeting participation and discrimination standards.

3. Non-Highly Compensated PR Employee (“NHCPRE”)

A NHCPRE is a PR Participant who is not a HCPRE, as said term is defined herein and in accordance with Section 1165(e)(3)(E)(iii) of the PR Code.

4. PR Code

          The Puerto Rico Internal Revenue Code of 1994, as amended. Reference to a Section or Subsection of the PR Code and regulations promulgated thereunder includes reference to any comparable or succeeding provisions of any legislation or regulation that amends, supplements or replaces such Section or Subsection.

5. Affiliate

An “Affiliate” means any corporation during the time it belongs to a “controlled group” (as defined by PR Code Section 1028) of which an Employer is a member.

6. PR Participant

The term “PR Participant” means:

a. a Participant whose compensation is subject to PR income taxes;

b. whose services are primarily provided in Puerto Rico; and

c. who, during the time when the services were provided, was a bona fide resident of Puerto Rico.

          C. Rollover Contributions

1. In general. A PR Participant may roll over into the Plan any amount eligible for a tax-free rollover if the requirements of Section 1165(b)(2) of the PR Code are met.

          2. Rollover Contributions rolled over to the Plan must be made within sixty (60) days of receipt by the PR Participant and in the form of cash, unless otherwise specifically permitted by the Committee.

          3. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s, as defined below, election under this PR Appendix, a Distributee may, by making an Appropriate Request at the time and in the manner prescribed by the Committee, to have an Eligible Rollover Distribution, as defined below, paid directly to an Eligible Retirement Plan, as defined below, specified by the Distributee in a Direct Rollover, as defined below. For purposes of this Section, the following definitions apply:

a. Eligible Rollover Distribution: An Eligible Rollover Distribution includes any distribution of all of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

b. Eligible Retirement Plan: An Eligible Retirement Plan also includes an individual retirement account or annuity plan described in PR Code Section 1169(a), or a qualified trust described in PR

Code Section 1165(a), that accepts the Distributee’s Eligible Rollover Distribution.

c. Distributee: A Distributee includes a PR Participant or former PR Participant.

d. Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          D. PR Participants’ Regular Pre-Tax Contributions

          A PR Participant shall be allowed to elect to have his or her Compensation reduced in an amount not less than one percent (1%) and not more than ten percent (10%), in whole increments of one percent (1%), as required under the PR Code.

          In addition to the above, the Actual Deferral Percentage for any HCPRE for the Plan Year and who is eligible to have pre-tax contributions allocated to his account under two or more plans or arrangements described in PR Code Section 1165(e) that are maintained by the participating Employer or an Affiliate, shall be determined as if such pre-tax contributions were made under a single arrangement.

E. Annual Limitation on PR Participants’ Regular Pre-Tax Contributions

          1. In no event shall a PR Participant’s Regular Pre-Tax Contributions during any calendar year exceed $8,000 or such other amount as may be permitted under the PR Code. If a PR Participant’s Regular Pre-Tax Contributions, together with any additional elective contributions to a qualified cash or deferred arrangement, and any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed such dollar limitation for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the PR Participant; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the PR Participant must notify the Committee by March 1 of the following year of the amount of such excess allocable to this Plan.

2. Notwithstanding any other provision of this Plan to the contrary, the Regular Pre-Tax Contributions for the HCPREs for a Plan Year shall be reduced in accordance with the following provisions:

a. The Regular Pre-Tax Contributions of the HCPRE shall be reduced if neither of the Actual Deferral Percentage Tests set forth in (A) or (B) below is satisfied after taking into account the provisions of subsection (6) below:

A. The 1.25 Test. The Actual Deferral Percentage of the HCPREs is not more than the Actual Deferral Percentage of the NHCPREs multiplied by 1.25.

B. The 2.0 Test. The Actual Deferral Percentage of the HCPREs is not more than 2 percentage points greater than the Actual Deferral Percentage of the NHCPREs and the Actual Deferral Percentage of the HCPREs is not more than the Actual Deferral Percentage of the NHCPREs multiplied by 2.0.

b. As used in this subsection, “Actual Deferral Percentage” means:

A. With respect to NHCPREs, the average of the ratios of each NHCPRE’s Regular Pre-Tax Contributions with respect to the current Plan Year, to each such NHCPRE’s Compensation for such Plan Year; and

B. With respect to HCPREs, the average of the ratios of each HCPRE’s Regular Pre-Tax Contributions with respect to the current Plan Year, to each such HCPRE’s Compensation for such Plan Year.

c. If neither Actual Deferral Percentage Test is satisfied as of the end of the Plan Year, the Committee shall cause the Regular Pre-Tax Contributions for the HCPREs to be reduced and refunded to each such HCPRE until either Actual Deferral Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with HCPREs who deferred the greatest percentage, starting with the unmatched Regular Pre-Tax Contributions, if any, then the second greatest percentage, continuing until either Actual Deferral Percentage Test is satisfied. This process shall continue through the remaining unmatched Regular Pre-Tax Contributions, if any, and continuing with the matched Regular Pre-Tax Contributions until either Actual Deferral Percentage Test is satisfied. Once either Actual Deferral Percentage Test is satisfied, the Contributions shall direct the Trustee to distribute to the appropriate HCPREs the amount of the reduction of the Regular Pre-Tax Contributions of each such HCPRE and to treat as forfeitures the appropriate amount of Employer Matching Contributions, together with the net earnings or losses allocable thereto. The Committee shall designate such distribution and forfeiture as a distribution and forfeiture of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (3) below, and cause such distributions and forfeitures to occur prior to the end of the Plan Year following the Plan Year in which the excess Regular Pre-Tax Contributions and excess Employer Matching Contributions were made.

          3. Net earnings or losses to be refunded with the excess Regular Pre-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made.

4. Net earnings or losses to be treated as forfeitures together with the Employer Matching Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses on Employer Matching Contributions shall be determined in the same manner as in subsection (3) above, except that the phrase “Employer Matching Contributions” shall be substituted for the phrase “Regular Pre-Tax Contributions” wherever used therein.

5. Employer Matching Contributions treated as forfeitures pursuant to subsection (b) above shall be used to reduce future Employer Matching Contributions to the Plan.

6. To avoid the need to make adjustments pursuant to this Section:

a. The Committee may adopt such rules as it deems necessary or desirable to:

          A. impose limitations during a Plan Year on the percentage of Regular Pre-Tax Contributions elected by PR Participants pursuant to the Plan for the purpose of avoiding the necessity of adjustments pursuant to this section or to comply with any other applicable law or regulation; or

          B. increase during a Plan Year the percentage of Deferral Compensation with respect to which a PR Participant may elect Regular Pre-Tax Contributions for the purpose of providing PR Participants with the opportunity to increase their Regular Pre-Tax Contributions within the limitations of this section.

b. The Employer may, at its sole discretion, make fully vested contributions to the Plan which will be allocated to one or more PR Participants who are NHCPREs in such amounts as the Employer directs for the purpose of complying with the applicable limits of the PR Code. Such contributions will not be taken into account in the allocation of the Employer Matching Contributions.

          F. Discretionary Contributions

          The Plan Administrator may elect to have all or a portion of the Discretionary Contributions (that meet the requirements of the applicable Puerto Rico Treasury Regulations) for a calendar year taken into account in calculating the PR Code Section 1165(a)(3) tests for that year.

          G. Withdrawals

          General Rules. In accordance with Section 6.2 of the Plan, a PR Participant, upon making an Appropriate Request, and with approval of the Committee, may make a withdrawal from his Individual Account in cash (or its equivalent). No PR Participant shall be permitted to make a withdrawal under Section 6.2 more often than once in any one-year period. A PR Participant may not make any Employee Pre-Tax Contributions under Section 3.1 of the Plan for each payroll period that begins during the period starting on the withdrawal approval date and ending twelve (12) months following that date, nor may he make any other election contributions to any “employee plan” pursuant to Section 1165-8(d)(2)(iii)(B) of the PR Code. Following such 12-month period, the PR Participant may resume his Employee Pre-Tax Contributions only as permitted by the PR Code.

          A PR Participant may make a withdrawal under Section 6.2 only to meet a financial obligation for:

          1. Unreimbursed expenses for medical care (as defined in Section 1023(a)(2)(P) of the PR Code) incurred by the PR Participant, his or her spouse or any dependent (as defined in Section 1025 of the PR Code) of the PR Participant, or necessary to enable any such person to obtain such care;

2. Down payment and closing costs (excluding mortgage payments) directly related to the purchase of the PR Participant’s principal residence;

          3. Payment of tuition, room and board and related educational expenses for up to the next 12 months of post-secondary education for the PR Participant, his or her spouse, children or any dependent (as defined in Section 1025 of the PR Code) of the PR Participant; or

4. Prevention of the eviction of the PR Participant from his or her principal residence or foreclosure on the mortgage or deed of trust on the PR Participant’s principal residence.

          5. The Secretary of the Puerto Rico Department of the Treasury may expand the above list under published documents of general applicability, as provided under Puerto Rico Treasury Regulation §1165-8(d)(2)(ii)(B).

          H. Use of Terms

          All terms and provisions of the Plan shall apply to this PR Appendix, except that where the terms and provisions of the Plan and this PR Appendix conflict, the terms and provisions of this PR Appendix shall govern with respect to PR Participants.

          I. Effective Date

          The provisions of this PR Appendix shall be effective as of January 1, 2003.

          J. Miscellaneous

          1. Information Between Plan Administrator and Trustee. The Plan Administrator and the Trustee will furnish each other such information relating to the Plan and Trust as may be required under the PR Code and any regulations issued or forms adopted by the Puerto Rico Treasury Department thereunder or under ERISA and any regulations issued.

          2. Governing Law. This PR Appendix will be construed, administered and enforced according to the laws of the Commonwealth of Puerto Rico to the extent such laws are not inconsistent with and/or preempted by ERISA.

          3. Exclusive Benefit of Participants. All contributions made by an Employer are conditional upon qualification of the Plan under PR Code Section 1165(a) and upon deductibility under PR Code Section 1023. Notwithstanding anything in the Plan to the contrary, it shall be prohibited at any time for any part of the Trust Fund (other than such part as is required to pay taxes and administrative expenses) to be used for, or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except that upon the direction of the Committee, (a) any contribution made by an Employer by a mistake of fact shall be returned to an Employer within one year after the payment of the contribution; (b) any contribution shall be returned to the Employer within one year after the denial of initial qualification of the Plan under PR Code Section 1165(a); and (c) any contribution may be returned to the extent disallowed as a deduction under PR Code Section 1023(n) within one year after the disallowance of the deduction.